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                             NON-COMPETITION AGREEMENT
                             -------------------------
                                  JACK C. WOLCOTT


    THIS AGREEMENT is made this 10 day of September, 1996, between Jack C. Wolcott ("Seller") and Mesa Processing, Inc. ("Buyer"):

    Buyer has commenced or intends to commence operation of the restaurant, inedible grease collection, processing and/or sales business and rendering business (the "business"), which it has purchased from Seller by purchasing all the stock of South Texas By-Products Company, Inc. ("STBP"), and which is located in Los Fresnos, Texas.

    Seller, the previous owner of STBP, is well acquainted with the business, possessing an extensive and intimate knowledge of its customers and business activities and is well known to its customers and the general public and is highly regarded within the trade area of the business.

    IN CONSIDERATION of the mutual agreements contained herein and other valuable consideration, IT IS AGREED as follows:

    SECTION 1. RESTRICTIONS. For a period of five (5) years after the date of this agreement, Seller shall not, himself or as a member, employee or agent of any partnership, joint venture or other firm, or as an officer, agent, employee, director, or stockholder of any corporation, or as an employee or agent of any person or firm, directly or indirectly own, manage, operate, distribute, jointly control or participate in the ownership, management, operation or control, or be connected in any manner with any restaurant inedible, grease collection processing and/or sales business and rendering grease business within the State of Texas. Seller acknowledges that this area represents the area in which it conducted the business sold to Buyer.

    SECTION 2. CONSIDERATION.

          In consideration of the covenants, agreements and undertaking of Seller contained in this agreement, Seller acknowledges it is receiving benefits pursuant to the terms of that certain Stock Purchase Agreement between Seller and Buyer dated Sept. 10, 1996.

    SECTION 3. VIOLATIONS AND REMEDIES.

          (1) It is agreed between Buyer and Seller that a violation of any provision of this agreement, Seller will constitute irreparable injury to Buyer, immediately authorizing him to obtain an injunction form a court of competent jurisdiction, enjoining Seller and any business enterprise with which Seller may be associated from further violations, in addition to all other rights and remedies to which Buyer may be entitled.

          (2) In the event of violation of this agreement by Seller and in addition to all other remedies, Buyer will be entitled to refuse to make the payments called for by that certain Promissory Note executed by Buyer pursuant to that certain Stock Purchase Agreement dated Sept. 10, 1996, after Buyer receives a temporary or permanent injunction or judgment in its favor against Seller or defined above.


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SECTION 4. NOTICE

               (1) Any notice required or permitted by any party to this agreement shall be in writing and may be delivered personally or by certified mail, return receipt requested, at the party's address indicated below, and any notice will be effective upon delivery in the case of personal delivery or upon depositing in the mail, postage paid, in the case of delivery by mail. The addresses of the parties are as follows:

    SELLER:

            Jack C. Wolcott
            P.O. Box 335
            Port Isabel, Tx 78578


    BUYER:

            Mesa Processing, Inc.
            3701 N. Grove
            Fort Worth, Texas 76106


               (2) The addresses of the parties for the purpose of notice may be changed by notice given in accordance with this Section 4.

     SECTION 5. ATTORNEYS' FEE AND COSTS.

               If any action at law or in equity is necessary to enforce this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and other disbursements reasonably incurred in such action in addition to all other relief to which the party may be entitled.

     SECTION 6. GENERAL.

               (1) Section headings used in this agreement are intended for convenience only and not necessarily to describe the content of a particular section and, therefore, shall not be construed as limiting the effect of any provision of this agreement.

               (2) This agreement is binding upon and inures to the benefit of the parties, their successors and assigns.

               (3) If any restriction contained in this agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the restriction shall not be given effect to the extent of the invalidity or unenforceability found by shall, nevertheless, be given to the fullest extent permitted by law.

     EXECUTED in multiple originals as of the date first above written.

                                       /s/ Jack C. Wolcott
                                       -------------------
                                       JACK C. WOLCOTT


                                       MESA PROCESSING, INC.


                                       By: /s/ Tom Blanton, President
                                          ---------------------------
                                           TOM BLANTON, PRESIDENT